Exhibit 24

Power of Attorney

Each of the undersigned constitutes and appoints Shelley D. Colquhoun his or its true and lawful attorney-in-fact and agent with full power of substitution, for him or it and in his or its name, place and stead, in any and all capacities, to sign any and all Section 16(a) reports, Schedule 13Ds, and other filings and amendments thereto relating to securities of K-tel International, Inc., and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or it might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute, may lawfully do or cause to be done by virtue hereof.  This Power of Attorney shall remain in force with respect to each of the undersigned until it is revoked in writing by, as the case may be, any or all of the undersigned.

August 13, 2004

K-5 LEISURE PRODUCTS, INC.

/s/ Philip Kives	By:	/s/ Philip Kives
Philip Kives	Its:	President

NATIONAL DEVELOPMENTS LTD.

	By:	/s/ Philip Kives
	Its:	President